Exhibit 99.1

PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-174941

PROSPECTUS SUPPLEMENT NO. 4

(to Prospectus Dated September 27, 2011,

as supplemented on April 2, 2011

MISTER GOODY INC.

Common Stock

This prospectus supplements the prospectus dated September 27, 2011 (as supplemented on April 2, 2011) relating to the sale of up to 400,000 shares of common stock of Mister Goody, Inc. that may be sold from time to time by the selling shareholders as described in the prospectus. You should read this prospectus supplement in conjunction with the prospectus.

Current Report on Form 8-K

On April 3, 2012, we filed a Current Report on Form 8-K. A copy of such Report is also being provided to you along with this Supplement.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement No. 4 is April 3, 2011.

Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7877 Emerald Winds Circle Boynton Beach, Florida		33473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Exhibit 99.1

ITEM 8.01

OTHER EVENTS

On April 2, 2012, Brendan Vogel, the owner of  6,000,000 shares of common stock of Mister Goody, Inc. (the “Registrant”), returned 500,000 common shares to the Registrant for cancellation in exchange for no consideration.

Subsequent to the cancellation, the Registrant has 59,740,000 shares issued and outstanding, of which Mr. Vogel owns 5,500,000 common shares or 9.21%.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.

Document Description

99.1

Letter from Brendan Vogel dated April 2, 2012

Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2012

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Letter from Brendan Vogel dated April 2, 2012

Exhibit 99.1

April 2, 2012

Mister Goody, Inc.

7877 Emerald Winds Circle

Boynton Beach, Florida 33473

To the board of directors:

I, Brendan Vogel, agree to return 500,000 shares of Mister Goody, Inc. common stock for cancellation in exchange for no consideration.

/s/ Brendan Vogel

Brendan Vogel

Vice President of Merchant Relations

Date: April 2, 2012